SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2018

AIRBORNE WIRELESS NETWORK
(Exact name of registrant as specified in charter)

Nevada	333-179079	27-4453740
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices and zip code)

(805) 583-4302

(registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2018, Airborne Wireless Network, a Nevada corporation (the “Company”), entered into an amendment (the “Note Amendment”) to its promissory note, dated September 15, 2017 (the “Promissory Note”), issued to Black Mountain Equities, Inc. (“Black Mountain”), pursuant to which the Company is obligated to repay Black Mountain $287,000 in aggregate principal, plus interest. The purpose of the Note Amendment is to extend the maturity date from March 15, 2018 to June 14, 2018 and to increase the original principal amount outstanding under the Promissory Note to $305,500. All other terms and conditions of the Promissory Note are unaffected by the Note Amendment.

There is no material relationship between the Company or its affiliates and Black Mountain other than in respect of the Promissory Note, as amended by the Note Amendment. This description of the Note Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Note Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Exhibit Description
4.1	Amendment to the $287,500 Promissory Note dated September 15, 2017 issued by Airborne Wireless Network to Black Mountain Equities, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: March 20, 2018	/s/ J. Edward Daniels
J. Edward Daniels
President, Treasurer and Secretary

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